CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information included in Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A, No. 33-64465) of John Hancock Declaration Trust.

We also consent to the incorporation by reference into the Statement of Additional Information our report, dated February 9, 2001, on the financial statements included in the Annual Report of John Hancock Declaration Trust for the year ended December 31, 2000.



                                        /s/ERNST & YOUNG LLP
                                        --------------------

Boston, Massachusetts
April 24, 2001